EXHIBIT 10.3

	SECURITY AGREEMENT


	This security agreement ("Agreement") is made and entered into by Interpoint Corporation, a Washington corporation
("Borrower"), for the benefit of Bank of America NW, N.A., doing business as Seafirst Bank, a national banking association
("Secured Party").

RECITALS:

	A.	Concurrently with the execution hereof, Secured Party
and Borrower entered into a Credit Agreement dated March 29, 1996 (together with all supplements, exhibits, and amendments thereto, referred to as the "Credit Agreement"), pursuant to which Secured Party agreed to make available to Borrower certain credit facilities (the "Credit Facilities").

	B.	Borrower wishes to grant to Secured Party a security
interest in all certain of its assets as security for all the Secured Obligations.

	NOW, THEREFORE, in order for Secured Party to extend the Credit Facilities, Borrower agrees as follows:


1
	DEFINITIONS

	Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein. For the purposes of this Agreement, the following terms shall have the following meanings:

	"Accounts" means any right to payment for goods sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

	"Account Debtor" means the party who is obligated on or under any Account, Chattel Paper, or General Intangible.

	"Assignee Deposit Account" shall have the meaning set forth in Section 5.7 hereof.

	"Applicable Law" shall mean the laws of the State of Washington, without regard to its choice of law rules.

	"Chattel Paper" means all interest of Borrower in writings that evidence both a monetary obligation and a security interest in or a lease of specific goods, including any group of writings consisting of both a security agreement or a lease and an Instrument or series of Instruments.

	"Collateral" means all personal property, tangible and intangible, wherever located, now owned or hereafter acquired by Borrower, or in which Borrower has or later obtains an interest, and all products, profits, rents, and proceeds of such property, including but not limited to Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Trademarks, and Vehicles.

	"Deposit Account" means a demand, time, savings, passbook, or like account maintained with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a certificate of deposit.

	"Document" means all of Borrower's right, title, and interest in or to any document of title as defined in RCW 62A.1-
201 and any receipt of the kind described in RCW 62A.7-201(2).

	"Equipment" means all of Borrower's right, title, and interest in and to Goods that are used or bought for use primarily in business and that are not included within the definition of Inventory, including but not limited to all machinery, equipment, furnishings, fixtures, vehicles, tools, supplies, and other equipment of any kind and nature and all additions, substitutions, and replacements of any of the foregoing, together with all attachments, components, parts, accessories, improvements, upgrades, and accessories installed thereon or affixed thereto.

	"Event of Default" means an occurrence of a Default as defined in the Credit Agreement.

	"Financial Assets" means all of Borrower's right, title, and interest in and to any financial asset as defined in RCW 62A.8-
102.

	"Fixtures" shall have the meaning given to such term in RCW
62A.9-101 et seq.

	"General Intangibles" means all personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents, Instruments, and money, including but not limited to all Trademarks, insurance proceeds, patents, copyrights, trade names, trade secrets, goodwill, registration, license rights, licenses, permits, corporate and other business records, rights to refunds or indemnification, tax refunds, choses in action, judgments taken on any rights or claims included in the Collateral, and all other intangible personal property of Borrower of every kind and nature.

	"Goods" means all things that are movable or that are fixtures, not including money, Documents, Instruments, Accounts, Chattel Paper, or General Intangibles.

	"Governmental Approvals" means any approval by or registration or filing with any Governmental Body, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents.

	"Governmental Body" means any local, state, or federal government, or any agency, subdivision, or court thereof.

	"Instrument" means any negotiable instrument or security or other writing that evidences a right to the payment of money and is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

	"Inventory" means all Goods held by Borrower for sale or lease, furnished or to be furnished by Borrower under any contract of service, or held by Borrower as raw materials, work in progress, or materials used or consumed in Borrower's business.

	"Investment Property" means all of Borrower's right, title, and interest in and to any investment property as defined in RCW
62A.9-115.

	"Secured Obligations" means the "Obligations" as defined in the Credit Agreement, and any obligations which are specified in this Agreement as being included as Secured Obligations.

	"Trademark" means (a) any trademark, trade name, corporate name, company name, business name, fictitious business name, trade style, service mark, logo or other source or business identifier, and the goodwill associated therewith, now existing or hereafter adopted or acquired, any registration or recording thereof, and any application in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or of any state thereof, or any other country or any political subdivision thereof, or otherwise, including but not limited to any thereof referred to in Schedule A-1 hereto, and (b) all renewals thereof.

	"Vehicle" means any car, truck, trailer, forklift, loader, construction or earth-moving equipment, or other vehicle covered by a certificate of title of any state, including but not limited to any tires or other appurtenances to any of the foregoing.

2
	GRANT OF SECURITY INTEREST

	As security for the prompt payment and satisfaction of the Secured Obligations, Borrower hereby grants to Secured Party a continuing security interest in and assigns to Secured Party all of Borrower's right, title, and interest in the Collateral and all products, profits, rents, and proceeds thereof.


3
	COVENANTS OF BORROWER

	Borrower shall fully perform each of the covenants set forth below.

 .1 	Obligations to Pay.

(a) 	Borrower shall pay to Secured Party, in timely
fashion and in full, all amounts payable by Borrower to Secured Party, pursuant to the Credit Agreement and the other Loan Documents; and

(b) 	Borrower shall pay and reimburse Secured Party for
all expenditures including reasonable attorney fees and legal expenses (including the allocated cost of the services of in-house counsel) in connection with the exercise by Secured Party of any of its rights or remedies under the Credit Agreement or the other Loan Documents.

 .2 	Performance.  Borrower shall fully perform in a timely
fashion every covenant, agreement, and obligation set forth in the Credit Agreement and the other Loan Documents.

 .3 	Further Documentation.  At its own expense, Borrower
shall execute and deliver any financing statement, any renewal, substitution, or correction thereof, or any other document; shall procure any document; and shall take such further action as Secured Party may reasonably require in obtaining the full benefits of this Agreement.

 .4 	Filing Fees.  Borrower shall pay all costs of filing
any financing, continuation, or termination statement with respect to the security interests granted herein.

 .5 	Pledges.  Borrower shall deliver and pledge to Secured
Party, endorsed or accompanied by instruments of assignment or transfer satisfactory to Secured Party, any Instruments, Documents, General Intangibles, or Chattel Paper that Secured Party may specify from time to time.

 .6 	Maintenance of Records.  Borrower shall keep and
maintain at its own cost and expense satisfactory and complete records of the Collateral including but not limited to a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Borrower shall mark its records pertaining to the Collateral to evidence this Agreement and the security interests granted herein. Borrower shall deliver and turn over to Secured Party copies of all records pertaining to the Collateral at any time after the occurrence and during the continuation of an Event of Default, if so demanded by Secured Party.

 .7 	Disposition of Collateral.  Except as allowed in the
Credit Agreement, Borrower shall not sell or transfer any of the Collateral or release, compromise, or settle any obligation or receivable due to Borrower.

 .8 	Indemnification.  Borrower agrees to pay, and to
indemnify Secured Party and hold Secured Party harmless from, all liabilities, costs, and expenses including but not limited to legal fees and expenses with respect to or resulting from (a) any delay in paying any excise, sales, or other taxes that may be payable or determined to be payable with respect to any of the Collateral, (b) any delay by Borrower in complying with any requirement of law applicable to any of the Collateral, or (c) any of the transactions contemplated by this Agreement. In any suit, proceeding, or action brought by Secured Party under any Account to enforce payment of any sum owing thereunder or to enforce any provisions of any Account, Borrower will indemnify Secured Party and hold Secured Party harmless from all expense, loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, reduction, or liability whatsoever of the Account Debtor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to or in favor of such Account Debtor or its successors from Borrower.

 .9 	Further Identification of Collateral.  Borrower will
furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

 .10 	Notices.  Borrower will advise Secured Party promptly
in reasonable detail at its address set forth in the Credit Agreement of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on or claim asserted against any of the Collateral and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the Collateral or on the Liens created hereunder.

 .11 	Changes in Locations, Name, Etc.  Borrower will not (a)
change the location of its chief executive office/chief place of business from that specified in Section 4.10 or remove its records from the location specified in Section 4.7, (b) permit any of the Inventory or Equipment (excluding Vehicles) to be kept at locations other than those listed on Schedule A-2 hereto, or
(c) change its name, identity, or structure to such an extent that any financing statement filed by Secured Party in connection with this Agreement would become seriously misleading, unless it shall have given Secured Party at least ten days' prior written notice thereof.

 .12 	Trademarks.

(a) 	Unless the failure to do so would have a material
adverse effect on Borrower, Borrower (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures, and price lists in order to maintain such Trademark in full force free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark that is confusingly similar to or a colorable imitation of such Trademark unless Secured Party shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(b) 	Borrower will notify Secured Party immediately if
it knows, or has reason to know, of (i) any application or registration relating to any Trademark material to its business that may become abandoned or dedicated, or (ii) any adverse determination or development (including but not limited to the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding Borrower's ownership of any material Trademark or its right to register, keep, or maintain the same.

(c) 	Whenever Borrower, either by itself or through any
agent, employee, licensee, or designee, shall file an application for the registration of any material Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, Borrower shall report such filing to Secured Party within five Business Days after the last day of the calendar month in which such filing occurs.
 Borrower shall execute and deliver to Secured Party all agreements, instruments, powers of attorney, documents, and papers that Secured Party may reasonably request to evidence Secured Party's security interest in any Trademark and in the goodwill and general intangibles of Borrower relating to or represented by the Trademark. Borrower hereby constitutes Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, with all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, is irrevocable until all Secured Obligations are paid in full.

(d) 	Borrower will take all reasonable and necessary
steps, including but not limited to all reasonable and necessary steps in any proceeding before the United States
Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration, and to maintain each registration of material Trademarks, including but not limited to filing applications for renewal, affidavits of use, and affidavits of incontestability.

(e) 	If any Trademark that is included in the
Collateral is infringed, misappropriated, or diluted by a third party, Borrower shall promptly notify Secured Party after it learns thereof and, unless the failure to do so would have a material adverse effect on Borrower, shall take such action as Borrower reasonably deems appropriate under the circumstances to protect such Trademark.

 .13 	Insurance.  Borrower agrees to insure the Collateral
against all hazards in form and amount reasonably satisfactory to Secured Party. If Borrower fails to obtain such insurance, Secured Party shall have the right, but not the obligation, to obtain either insurance covering both Borrower's and Secured Party's interest in the Collateral, or insurance covering only Secured Party's interest in the Collateral. Borrower agrees to pay any premium charged for such insurance. This amount may be added to the outstanding balance of the Credit Facilities, and interest thereon shall be charged at the rate specified in any applicable Loan Document, or Secured Party may demand immediate payment. Any unpaid insurance premium advanced by Secured Party shall be secured under the terms of this Agreement. Secured Party will have no liability whatsoever for any loss which may occur by reason of the omission or lack of coverage of any such insurance. Borrower hereby assigns to Secured Party the right to receive proceeds of such insurance to the full amount of the Secured Obligations and hereby directs any insurer to pay all proceeds directly to Secured Party, and authorizes Secured Party to endorse any draft. In Secured Party's sole discretion, during the continuance of an Event of Default,
 Secured Party may apply any insurance proceeds either toward the repair or replacement of the property or reduction of the balance of the Secured Obligations; otherwise, such proceeds will be applied either toward the repair or replacement of the property or reduction of the balance of the Secured Obligations, as determined by Borrower in its sole discretion.

 .14 	Copy of Financing Statement.  Borrower agrees that a
carbon, photographic, or other reproduction of a financing statement or this Agreement is sufficient as a financing statement.


4
	REPRESENTATIONS AND WARRANTIES

Borrower hereby makes the following representations and warranties:

 .1 	Title to Collateral.  Borrower has good and marketable
title to all the Collateral, free and clear of all Liens excepting only the security interests created pursuant to this Agreement or permitted pursuant to the Credit Agreement.

 .2 	No Impairment of Collateral.  None of the Collateral
shall be impaired or jeopardized because of the security interest herein granted.

 .3 	Other Agreements.  The execution and delivery of this
Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof will not result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation under any (a) agreement or other instrument to which Borrower is a party or by which Borrower is bound or (b) Applicable Law.

 .4 	No Approvals.  No Governmental Approvals of any nature
are required in connection with the security interests herein granted, except the filing of UCC financing statements.

 .5 	Authority.  Borrower has full power and authority to
assign to Secured Party and to grant to Secured Party a security interest in the Collateral.

 .6 	Location of Records.  The address of the office where
the records of Borrower are kept concerning the Collateral is set forth on Schedule A-3.

 .7 	Location of Collateral.  The locations of all Inventory
and Equipment of Borrower are described on Schedule A-2.

 .8 	Name.  Borrower conducts its business only under the
names listed on Schedule A-6.

 .9 	Accounts.  The amount represented by Borrower to
Secured Party from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts will at such time be the correct amount actually owing by such Account Debtor or Debtors thereunder. No material amount payable to Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to Secured Party.

 .10 	Chief Executive Office.  Borrower's chief executive
office and chief place of business is located at the address set forth on Schedule A-4.

 .11 	Trademarks.  Schedule A-1 hereto includes all
Trademarks owned by Borrower in its own name as of the date hereof. To the best of Borrower's knowledge, each such Trademark is valid, subsisting, unexpired, and enforceable and has not been abandoned. Except as set forth in Schedule A-5, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision, or judgment that would limit, cancel, or question the validity of any such Trademark has been rendered by any Governmental Body. No action or proceeding is pending that (a) seeks to limit, cancel, or question the validity of any such Trademark or (b) would, if adversely determined, have a material adverse effect on the value of any Trademark.


5
 	SECURED PARTY'S RIGHTS WITH RESPECT TO THE COLLATERAL

 .1 	No Duty on Secured Party's Part.  Secured Party shall
not be required (except at its option upon the occurrence and during the continuation of any Event of Default) to realize upon any Accounts, Instruments, Chattel Paper, or General Intangibles; collect the principal, interest, or payment due thereon, exercise any rights or options of Borrower pertaining thereto; make presentment, demand, or protest; give notice of protest, nonacceptance, or nonpayment; or do any other thing for the protection, enforcement, or collection of such Collateral. The powers conferred on Secured Party hereunder are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that Secured Party actually receives as a result of the exercise of such powers; and neither Secured Party nor any of its officers, directors, employees, or agents shall be responsible to Borrower for any act or failure to act hereunder.

 .2 	Negotiations with Account Debtors.  Upon the occurrence
and during the continuation of any Event of Default, Secured Party may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any Instruments, Accounts, Chattel Paper, or General Intangibles.

 .3 	Right to Assign.  Except as otherwise provided in the
Credit Agreement, Secured Party may assign or transfer the whole or any part of the Secured Obligations and may transfer therewith as collateral security the whole or any part of the Collateral; and all obligations, rights, powers, and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties hereto.

 .4 	Duties Regarding Collateral.  Beyond the safe custody
thereof, Secured Party shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

 .5 	Collection From Account Debtors.  Upon the occurrence
and during the continuation of any Event of Default, Borrower shall, upon demand by Secured Party (and without any grace or cure period), notify all Account Debtors to make payment to Secured Party of any amounts due or to become due. Borrower authorizes Secured Party, during the continuation of an Event of Default, to contact the Account Debtors for the purpose of having all or any of them pay their obligations directly to Secured Party.

 .6 	Inspection.  Secured Party and its designees, from time
to time at reasonable times and intervals, may inspect the Equipment and Inventory and inspect, audit, and make copies of and extracts from all records and all other papers in the possession of Borrower.

 .7 	Assignee Deposit Account.  Upon the occurrence and
during the continuation of an Event of Default and demand by Secured Party, Borrower will transmit and deliver to Secured Party, in the form received, immediately after receipt, all cash, checks, drafts, Chattel Paper, Instruments, or other writings for the payment of money (properly endorsed, where required, so that the items may be collected by Secured Party) that may be received by Borrower at any time. All items or amounts that are delivered by Borrower to Secured Party, or collected by Secured Party from the Account Debtors, shall be deposited to the credit of a Deposit Account ("Assignee Deposit Account") of Borrower with Secured Party, as security for the payment of the Secured Obligations. Borrower shall have no right to withdraw any funds deposited in the Assignee Deposit Account. Secured Party shall, upon the request of Borrower made not more than twice in any week, apply all or any of the balance, representing collected funds, in the Assignee Deposit Account, to payment of the Secured Obligations, whether or not then due, in such order of application, not inconsistent with the terms of the Credit Agreement and this Agreement, as Secured Party may determine; and Secured Party may, from time to time in its discretion, release all or any of such balance to Borrower.


6
 	SECURED PARTY'S RIGHTS AND REMEDIES

 .1 	General.  Upon the occurrence of any Event of Default,
Secured Party may exercise its rights and remedies in the Credit Agreement and in any other Loan Documents and any other rights and remedies at law and/or in equity, simultaneously or consecutively, all of which rights and remedies shall be cumulative. The choice of one or more rights or remedies shall not be construed as a waiver or election barring other rights and remedies. Borrower hereby acknowledges and agrees that Secured Party is not required to exercise all rights and remedies available to it equally with respect to all the Collateral and that Secured Party may select less than all the Collateral with respect to which the rights and remedies as determined by Secured Party may be exercised.

 .2 	Notice of Sale, Duty to Assemble Collateral.  In
addition to or in conjunction with the rights and remedies referred to in Section 6.1 hereof:

(a) 	Written notice mailed to Borrower at the address
designated herein ten days or more prior to the date of public or private sale of any of the Collateral shall constitute reasonable notice.

(b) 	If Secured Party requests, Borrower will assemble
the Collateral and make it available to Secured Party at places that Secured Party shall reasonably select, whether on Borrower's premises or elsewhere.

7
 	GENERAL PROVISIONS

 .1 	Entire Agreement.  This Agreement, together with the
Credit Agreement and the other Loan Documents, sets forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein. This Agreement may not be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge, or termination is sought.

 .2 	Invalidity.  If any provision of this Agreement shall
for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereunder, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

 .3 	Nonwaiver and Nonexclusive Rights and Remedies.

(a) 	No right or remedy herein conferred upon or
reserved to Secured Party is intended to be to the exclusion of any other right or remedy, but each and every such right or remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder and now or hereafter existing at law or in equity.

(b) 	No delay or omission by Secured Party in
exercising any right or remedy accruing upon an Event of Default shall impair any such right or remedy, or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

 .4 	Termination of Security Interest.  When all the Secured
Obligations have been paid in full and Secured Party has no ongoing credit commitment to Borrower in effect, the security interest provided herein shall terminate and Secured Party shall return to Borrower all Collateral then held by Secured Party, if any, and upon written request of Borrower shall execute, in form for filing, termination statements of the security interests herein granted. Thereafter, no party hereto shall have any further rights or obligations hereunder.

 .5 	Successors and Assigns.  All rights of Secured Party
hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower shall be binding upon its successors and assigns.

 .6 	Secured Party's Appointment as Attorney-in-Fact.

(a) 	Borrower hereby irrevocably constitutes and
appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement during the existence of any Event of Default, to take any and all appropriate action, and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, Borrower hereby gives Secured Party the power and right, on behalf of Borrower, without consent by or notice to Borrower, to do the following:

(i) 	to transfer to Secured Party or to any other
person all or any of said Collateral, to endorse any Instruments pledged to Secured Party, and to fill in blanks in any transfers of Collateral, powers of attorney, or other documents delivered to Secured
Party;

(ii) 	to pay or discharge taxes and liens levied or
placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement, and to pay all or any part of the premiums therefor and the costs thereof;

(iii) 	upon the occurrence and during the
continuation of any Event of Default (A) to take possession of, endorse, and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any Account, Instrument, or General Intangible or with respect to any other
Collateral and (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting all such moneys due under any Account, Instrument, or General Intangible or with respect to any other Collateral whenever payable; and

(iv) 	upon the occurrence and during the
continuation of any Event of Default (A) to direct any party liable for any payment under any of the Collateral to make payment of all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to ask for, demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices, and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described in clause (E) above and, in connection therewith, to give such discharge or releases as Secured Party may deem appropriate; (G) to assign any Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as Secured Party shall in its sole discretion determine;
and (H) generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though
Secured Party were the absolute owner thereof for all purposes; and to do, at Secured Party's option and Borrower's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's liens thereon and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

(b) 	Borrower hereby ratifies all that said attorneys
shall lawfully do or cause to be done by virtue hereof.
This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) 	Borrower also authorizes Secured Party, at any
time and from time to time, to execute, in connection with the sale provided for in Article 6 hereof, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

(d) 	The powers conferred on Secured Party hereunder
are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, or agents shall be responsible to Borrower for any act or failure to act hereunder.

 .7 	Performance by Secured Party of Borrower's Obligations.
 If Borrower fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expense of Secured Party incurred in connection with such performance or compliance, together with interest thereon at the rate provided for in the Credit Agreement upon the occurrence of an Event of Default, shall be payable by Borrower to Secured Party on demand and shall constitute Secured Obligations.

 .8 	Governing Law.  This Agreement and the rights and
obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the Applicable Law.

 .9 	Notices.  All notices, requests, consents, demands,
approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if in writing and when delivered in accordance with the notice provisions of the Credit Agreement.

 .10 	Counterparts.  This Agreement may be executed in one or
more counterparts, each of which shall constitute an original
Agreement, but all of which together shall constitute one and the same instrument.

	Dated as of March 29, 1996.

Borrower:

INTERPOINT CORPORATION


By      /s/Leslie S. Rock
        -------------------------
Title	  Vice President, Treasurer
        -------------------------


Secured Party:

SEAFIRST BANK


By	    T.E. Kasanders
       -------------------------
Title	 Vice President
       -------------------------

                      	SCHEDULE A TO SECURITY AGREEMENT
                         	DATED AS OF MARCH 29, 1996

Schedule A-1 (Specific Trademarks):

NONE


Schedule A-2 (Locations of Inventory or Equipment):

10301 Willows Road
Redmond, WA  98052

14833 - 87th Street N.E.
Redmond, WA  98052


Schedule A-3 (Location of Records):

10301 Willows Road, Redmond, WA  98052


Schedule A-4 (Location of Chief Executive Offices):

10301 Willows Road, Redmond, WA  98052


Schedule A-5 (Trademark Licenses or Assignments):

NONE


Schedule A-6 (Tradenames used):

Interpoint Corporation
Interpoint Taiwan Corporation
Interpoint (UK) Ltd.
Interpoint France SARL
Interpoint GmbH
Interpoint Trade Corporation